EXHIBIT 2











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                          REGISTRATION RIGHTS AGREEMENT

                                  by and among

                          B E ACQUISITION CORPORATION*

                                       and

                              The Persons Listed on
                           the Signature Pages Hereof


                  --------------------------------------------



                           Dated as of October 9, 1992



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*    To which MS/Essex Holdings Inc. (to be renamed "BCP/Essex Holdings Inc.")
shall succeed following the merger of B E Acquisition Corporation with and into MS/Essex Holdings Inc., which merger shall occur immediately following the execution of this Agreement.




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                                TABLE OF CONTENTS


Section                                                             Page
-------                                                             ----
   1.    Definitions.............................................     1

   2.    Registration Under the Securities Act...................     8

         (a)      Required Registration..........................     8
         (b)      Incidental Registration........................    12
         (c)      Expenses.......................................    15
         (d)      Effective Registration Statement;
                     Suspension..................................    15
         (e)      Selection of Underwriters......................    16
         (f)      Market Making Prospectus.......................    18

   3.    Hold-Back Agreements....................................    18

         (a)      Restrictions on Public Sale by Holder
                     of Registrable Securities...................    18
         (b)      Restrictions on Public Sale by the
                     Company and Others..........................    20

   4.    Registration Procedures.................................    21

   5.    Indemnification; Contribution...........................    29

         (a)      Indemnification by the Company.................    29
         (b)      Indemnification by Holders,
                     Underwriters, Etc...........................    30
         (c)      Conduct of Indemnification Proceedings.........    31
         (d)      Contribution...................................    33

   6.    Miscellaneous...........................................    34

         (a)      No Inconsistent Agreements.....................    34
         (b)      Amendments and Waivers.........................    35
         (c)      Notices........................................    36
         (d)      Successors and Assigns.........................    37
         (e)      Recapitalizations, Exchanges, Etc.,
                     Affecting Registrable Securities............    37
         (f)      Third Party Beneficiary........................    37
         (g)      Counterparts...................................    38
         (h)      Descriptive Headings, Etc......................    38
         (i)      Severability...................................    38
         (j)      Governing Law..................................    38
         (k)      Specific Performance...........................    39
         (l)      Entire Agreement...............................    39

         REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of October 9, 1992, by and among B E ACQUISITION CORPORATION, a Delaware corporation (the "Company", which term shall refer to MS/Essex Holdings Inc. (to be renamed "BCP/Essex Holdings Inc.") following the merger of B E Acquisition Corporation with and into MS/Essex Holdings Inc., which merger shall occur immediately following the execution of this Agreement) and the Persons (other than the Company) listed on the signature pages hereof (herein referred to collectively as the "Initial Holders" and individually as an "Initial Holder") and any other Person that shall from and after the date hereof acquire any Registrable Securities or any securities convertible into or exchangeable or exercisable for such securities, directly or indirectly, from any Initial Holder or any transferee thereof, (herein referred to collectively as the "Holders" and individually as a "Holder").

         This Agreement is made pursuant to the Stock and Warrant Subscription Agreement between the Company and the Initial Holders (the "Subscription Agreement") which provides for the sale to the Initial Holders of shares of the Company's Class A Common Stock, $.01 par value per share (the "Common Shares"), shares of the Company's Series A Cumulative Redeemable Exchangeable Preferred Stock (the "Series A Preferred"), which is exchangeable at the option of the Company for 15% Junior Subordinated Exchange Debentures of the Company (the "Exchange Debt"), and Warrants (the "Warrants"), each initially to purchase one Common Share (the "Warrant Shares"). In order to induce the Initial Holders to enter into the Subscription Agreement, and as a condition to the closing of the transactions contemplated thereby, the Company has agreed to provide the Holders with the registration and other rights set forth in this Agreement.

         NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         Section 1. DEFINITIONS.

         (a) As used in this Agreement, the following terms shall have the following meanings:





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         "Chemical Holders" shall mean Holders who are Chemical Equity
Associates, a California Limited Partnership or Affiliates of or, directly or indirectly, successors to or transferees of Chemical Equity Associates, a California Limited Partnership.

         "Class" shall mean, when used to refer to Registrable Securities, each of (i) the Series A Preferred, (ii) the Common Shares (including any Non-Voting Common Shares convertible into Common Shares) and the Warrants, treated as a single class, and (iii) the Exchange Debt, each of (i), (ii) and (iii) treated as a separate class.

         "Commencement Date" shall mean (i) with respect to the Series A Preferred and the Exchange Debt, the earlier of (A) the second anniversary of the Closing Date, and (B) an Event of Public Distribution, and (ii) with respect to the Warrants and the Common Shares, treated as a single Class, the earliest of (A) the fifth anniversary of the Closing Date, (B) an Event of Public Distribution and (C) with respect to a request to effect a Required Registration involving Common Shares amounting to at least 10% of the Common Shares outstanding immediately following the Acquisition and having an aggregate offering price of at least $35 million (based on the then-Current Market Price (as such term is defined in the Warrant Agreement pursuant to which the Warrants are issued (provided that, in the case of an initial public offering, the Underwriter shall make the determination contemplated by such definition), the third anniversary of the Closing Date (provided, however, that, in the event that any Holder shall, pursuant to paragraph (a) or (b) of Section 2, have requested that any Common Shares be included in any Registration Statement, and shall have been subject to any reduction pursuant to Section 2(a)(ii) or 2(b)(ii) in the maximum number of Registrable Securities which such Holder may register, the Commencement Date with respect to a request to effect a Required Registration involving Common Shares amounting to at least 7.5% of the Common Shares outstanding immediately following the Acquisition and having an aggregate offering price of at least $26.25 million (based on the then-Current Market Price determined as set forth in this clause (c)), shall also be the third anniversary of the Closing Date).

         "Common Shares" shall have the meaning set forth in the preamble, and each reference thereto herein shall include the Warrant Shares.

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         "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

         "Corresponding Class" shall mean (i) when used with reference to any series of preferred stock of the Company, the Series A Preferred, and vice-versa, (ii) when used with reference to any class of common stock of the Company, the Warrants and the Common Shares, treated as a single class, and vice-versa, and (iii) when used with reference to any issue of debt of the Company, the Exchange Debt, and vice-versa.

         "DLJ Holders" shall mean Holders who are DLJ Investors or Affiliates of or, directly or indirectly, successors to or transferees of DLJ Investors.

         "DLJ Trigger" shall mean any time at which the sum of (w) the aggregate amount originally paid in respect of Common Shares owned by the DLJ Holders, plus (x) the aggregate liquidation preference of shares of Series A Preferred owned by the DLJ Holders (or, if any Exchange Debt is outstanding, the aggregate principal amount of Exchange Debt owned by the DLJ Holders), plus (y) the aggregate amount paid upon exercise of Warrants relating to Warrant Shares owned by the DLJ Holders, plus (z) the aggregate liquidation preference of any shares of Series A Preferred previously owned by the DLJ Holders and their predecessors and redeemed or repurchased by or at the direction of the Corporation (or, if any Exchange Debt is outstanding, the aggregate principal amount of any Exchange Debt previously owned by the DLJ Holders and their predecessors and redeemed or repurchased by or at the direction of the Corporation), shall be less than $10,000,000.

         "DLJSC" shall mean Donaldson Lufkin & Jenrette Securities Corporation and its successors.

         "Event of Public Distribution" shall mean the earliest of (x)any sale to the public of any common equity of the Company, (y) such time as the Company would be subject to the registration requirements of Section 12 of the Exchange Act by virtue of the number of holders of its common equity, (z) such time as any common equity of the Company is listed on any securities exchange or on the NASDAQ National Market System or listed, traded or quoted on another similar public trading or reporting system.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "Exchange Debt" shall have the meaning set forth in the preamble.

         "GS" shall mean Goldman, Sachs & Co. and its successors.

         "GS Holders" shall mean Holders who are GS Investors or Affiliates of or, directly or indirectly, successors to or transferees of GS Investors.

         "GS Trigger" shall have the same meaning as "DLJ Trigger", substituting in such definition "GS" each time "DLJ" appears.

         "Holder" shall have the meaning set forth in the preamble.

         "Incidental Registration" shall mean a registration required to be effected pursuant to Section 2(b).

         "Incidental Registration Statement" shall mean a registration statement of the Company, as provided in Section 2(b), which covers any of the Registrable Securities on an appropriate form in accordance with the Securities Act and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

         "Initial Holder" shall have the meaning set forth in the preamble.

         "Majority Holders" shall mean (i) with respect to the Series A Preferred, Holders representing a majority of the aggregate number of outstanding shares of Series A Preferred held by Holders, (ii) with respect to the Warrants and the Common Shares, treated as a single class, Holders of Warrants or Common Shares representing in the aggregate a majority of the aggregate number of outstanding Common Shares held by Holders and Warrant Shares issuable upon exercise of all outstanding Warrants held by Holders and (iii) with respect to the Exchange Debt, Holders representing a majority in aggregate

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principal amount of the outstanding Exchange Debt held by Holders, as the case may be; provided, however, that to the extent an action is to be taken with respect to a specific registration, Majority Holders shall mean the Holders of Registrable Securities in the applicable Class representing a majority of the shares (including shares issuable upon exercise of Warrants), liquidation preference or principal amount of Registrable Securities in such Class to be registered.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Non-Voting Common Shares" shall mean the Class B Common Stock, par value $0.01 per share, of the Corporation convertible into Common Shares.

         "Person" shall mean any individual, limited or general partnership, corporation, trust, joint venture, association, joint stock company or unincorporated organization or any government or agency, regulatory body or other authority or political subdivision thereof.

         "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary Prospectus, and any such Prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities and by all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

         "Registrable Securities" shall mean the Series A Preferred, the Exchange Debt, the Warrants and the Common Shares (but shall not include any share of Series A Preferred, any debenture representing Exchange Debt, any Warrant or any Common Share, (i) which has been effectively registered under the Securities Act and disposed of in accordance with a Registration Statement covering such security or (ii) which has been distributed to the public pursuant to Rule 144 under the Securities Act, and, in each such case, the certificate or other evidence of ownership of which does not and is not required to bear any legend previously required by the Subscription Agreement, the Certificate of Designation of the Series A Preferred or the indenture for the Exchange Debt or any other legend of similar import and is not subject to any stop transfer order).

         "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement by the Company and its subsidiaries, including:

         (i) all SEC, stock exchange, NASD and other registration and filing fees (including, if applicable, in the first registration effected pursuant to Section 2(a) at the request of DLJ Holders, in the first registration effected pursuant to Section 2(a) at the request of GS Holders, and in any registration effected pursuant to Section 2(b), the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD),

        (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel in connection such compliance and the preparation of a Blue Sky Memorandum and legal investment survey),

       (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of and compliance with this Agreement,

        (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges pursuant to Section 4(n),

         (v) the reasonable fees of one counsel retained, in connection with the first registration effected pursuant to Section 2(a) at the request of DLJ Holders and the first registration effected pursuant to Section 2(a) at the request of GS Holders, by the Majority Holders initially requesting each such registration,

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        (vi)  the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any annual or special audits or "cold comfort" letters required by or incident to such performance and compliance,

       (vii) the fees and expenses of any trustee, transfer agent, registrar, escrow agent or custodian,

      (viii) any fees and disbursements of the Underwriters customarily required to be paid by issuers or sellers of securities and relating to the sale or disposition of Registrable Securities by a Holder, but excluding discounts and commissions payable to underwriters, selling brokers, managers or other similar Persons engaged in the distribution of any of the Registrable Securities,

        (ix) the reasonable fees and expenses of any special experts or other persons retained by the Company in connection with any Registration Statement, and

         (x) all internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties).

         "Registration Statement" shall mean any registration statement of the Company which covers any Registrable Securities and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "Required Registration" shall mean a registration required to be effected pursuant to Section 2(a).

         "Required Registration Statement" shall mean a registration statement of the Company which covers all of the Registrable Securities requested to be included therein pursuant to the provisions of Section 2(a) on an appropriate form pursuant to the Securities Act, and which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         "Series A Preferred" shall have the meaning set forth in the preamble.

         "Subscription Agreement" shall have the meaning set forth in the preamble.

         "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended from time to time.

         "Underwriter" shall have the meaning set forth in Section 5(a).

         "Underwritten Offering" shall mean a sale of securities of the Company to an Underwriter or Underwriters for reoffering to the public.

         "Warrant Shares" shall have the meaning set forth in the preamble.

         "Warrants" shall have the meaning set forth in the preamble.

         (b) Capitalized terms use herein and not otherwise defined shall have the meanings assigned such terms in the Subscription Agreement.

         Section 2. REGISTRATION UNDER THE SECURITIES ACT.

         (a) Required Registration

         (i) Right to Require Registration. At any time from and after the Commencement Date applicable to a Class of Registrable Securities, one or more DLJ Holders of any Class of Registrable Securities having an aggregate of at least 50% of the Registrable Securities of such Class held by DLJ Holders, one or more GS Holders of any Class of Registrable Securities having an aggregate of at least 50% of the Registrable Securities of such class held by GS Holders, or one or more Holders of any Class of Registrable Securities having an aggregate of at least 50% of such Class of Registrable Securities held by Holders, shall have the right to request in writing (which request shall specify the Registrable Securities of such Class intended to be disposed of by such Holders and the intended method of distribution thereof) that the Company register such Holders' Registrable Securities of such Class by filing with the SEC a Required Registration Statement. Upon the receipt of such a request, the Company will promptly give written notice of such requested registration to all DLJ Holders and GS Holders of Registrable Securities of the same Class, and, not later than the 60th calendar day after the receipt of such a request by the Company, the Company will cause to be filed a Required Registration Statement covering the Registrable Securities of such Class which the Company has been so requested to register in such request and all other Registrable Securities of such Class which the Company has been requested to register by DLJ Holders or GS Holders thereof by written request given to the Company within 30 days after the giving of such written notice by the Company, providing for the registration under the Securities Act of the Registrable Securities of such Class which the Company has been so requested to register by all such Holders, to the extent necessary to permit the disposition of such Registrable Securities so to be registered in accordance with the intended methods of distribution thereof specified in such request or requests (provided that the Company may delay such filing by not more than 30 days if the Company, prior to the time it would otherwise have been required to file such Registration Statement, determines in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder) to take an action, including the acquisition or divestiture of assets, or if an event has occurred, in either case that would have to be disclosed in a Registration Statement and that, in the reasonable judgment of the company, would be detrimental to the Company if so disclosed), and shall use its reasonable best efforts to have such Required Registration Statement declared effective by the SEC as soon as practicable thereafter (but in no event later than the 120th calendar day after the receipt of such a request) and to keep such Required Registration Statement continuously effective for a period of at least 180 calendar days following the date on which such Required Registration Statement is declared effective (or such shorter period which will terminate when all of the Registrable Securities covered by such Required Registration Statement have been sold pursuant thereto), including, if necessary, by filing with the SEC a post- effective amendment or a supplement to the Required Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Required Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Required Registration Statement or by the Securities Act, any state securities or blue sky laws, or any rules and regulations thereunder.

         The Company shall not be required to effect, pursuant to this Section 2(a), (x) with respect to the Series A Preferred and the Exchange Debt, more than two registrations requested by DLJ Holders or more than one registration requested by GS Holders, or (y) with respect to the Warrants and the Common Shares, treated as a single Class, more than two registrations predicated on a Commencement Date set forth in sub-clause (A) or ((B) of clause (ii) of the definition of Commencement Date and requested by GS Holders, more than one registration predicated on a Commencement Date set forth in sub-clause (C) of clause (ii) of the definition of Commencement Date and requested by GS Holders, more than two registrations predicated on a Commencement Date set forth in sub-clause (A) or (B) of clause (ii) of the definition of Commencement Date and requested by DLJ Holders, or more than one registration predicated on a Commencement Date set forth in sub-clause (C) of clause (ii) of the definition of Commencement Date and requested by DLJ Holders.

         A registration shall be deemed to have been requested by Holders who are DLJ Holders or Holders who are GS Holders, as the case may be, if the Majority Holders initially requesting such registration are DLJ Holders or GS Holders, as the case may be. In addition, the Company shall not be required to effect a registration of any Class of Registrable Securities if less than 90 calendar days have elapsed since the effective date of a prior Registration Statement with respect to such Class or a Corresponding Class or if less than 120 calendar days have elapsed since the effective date of a prior Registration Statement with respect to such Class or a Corresponding Class and with respect to which all Holders of such Class were given the

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opportunity, in accordance with the provisions of Section 2(a), to register their Registrable Securities of such Class (without being subject to any reduction, pursuant to Section 2(a)(ii), in the maximum number of Registrable Securities which they may register). Notwithstanding the foregoing, the Company shall be entitled to postpone the filing of a Registration Statement requested to be filed pursuant to this paragraph (a) solely with respect to Warrants or Common Shares for a period not to exceed 30 days after the date such Registration Statement would otherwise be required to be filed if the Company, no later than the expiration of the time by which it would otherwise have been required to file a Registration Statement required to be filed pursuant to this paragraph (a) notifies the DLJ Holders and GS Holders of Warrants and Common Shares, if any, that the Company has determined to conduct an initial public offering of its common equity and prior to the expiration of such 30 day period the Company files a Registration Statement with respect to such offering.

         The registration rights granted pursuant to the provisions of this paragraph (a) shall be in addition to the registration rights granted pursuant to the other provisions of this Section 2.

         (ii) Priority in Required Registrations. If a Required Registration pursuant to this paragraph (a) involves an Underwritten Offering of Registrable Securities, which Registrable Securities are to be distributed (on a firm commitment basis) by or through one or more Underwriters of recognized standing under underwriting terms appropriate for such transaction, and the Underwriter or the managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each DLJ Holder and each GS Holder of Registrable Securities requesting registration) on or before the date 5 days prior to the date then scheduled for such offering that, in its opinion, the amount of Registrable Securities and other securities requested to be included in such Required Registration exceeds the amount which can be sold in (or during the time of) such offering within a price range acceptable to the DLJ Holders and GS Holders of Registrable Securities who have requested that their Registrable Securities be included in such Required Registration, the Company will include in such Required Registration only the amount of Registrable Securities and other securities that the Company is so advised can be sold in (or during the time of) such offering within such price range; provided, however, that the Company shall be required to include in such Required Registration first, all Registrable Securities of the DLJ Holders or GS Holders initially requesting registration pursuant hereto and any other Registrable Securities of DLJ Holders or GS Holders of such Class of Registrable Securities requesting to be included in such registration pursuant hereto before including any other securities in such Required Registration, and, to the extent not all such Registrable Securities can be included in such Required Registration, the number of Registrable Securities to be included shall be allocated pro rata among the DLJ Holders and GS Holders thereof requesting such registration on the basis of the number of shares of Series A Preferred, the number of Warrants or Common Shares, or the principal amount of Exchange Debt, as the case may be, of the Registrable Securities requested to be included by all such DLJ Holders and GS Holders; and second, all other securities requesting to be included in such registration, and, to the extent not all such securities can be included in such Required Registration, the number of securities to be included shall be allocated pro rata among the holders thereof requesting such registration on the basis of the number of shares of common stock, the number of warrants, the liquidation preference of preferred stock, or the principal amount of debt, as the case may be, of the securities requested to be included by all such holders; and provided, further, that in the event the Company will not, by virtue of this paragraph, include in any Required Registration all of the Registrable Securities of any DLJ Holder and GS Holder requested to be included in such Required Registration, such DLJ Holder or GS Holder may, upon written notice to the Company given within 5 days of the time such DLJ Holder or GS Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such Required Registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included.

         (b) Incidental Registration.

         (i) Right to Include Registrable Securities. If the Company at any time proposes to register any of its securities under the Securities Act (other than (A) any registration of public sales or distributions solely by and for the account of the Company of securities issued (x) pursuant to any employee benefit or similar plan or any dividend reinvestment plan or (y) in any acquisition by the Company, (B) pursuant to paragraph (a) of this Section, or (C) pursuant to a registration statement filed in connection with an exchange offer), whether in connection with a primary or secondary offering, and whether or not the Commencement Date applicable to the Corresponding Class of Registrable Securities shall have occurred, and there are Registrable Securities of the Corresponding Class (but, prior to the fifth anniversary of the Closing Date, excluding, in the event of any offering other than of warrants to purchase any class of common stock of the Company, Warrants) outstanding which at such time are not then registered under another Registration Statement which is then effective, the Company will, each time it intends to effect such a registration, give written notice to all Holders of Registrable Securities of such Corresponding Class at least 20 days prior to the initial filing of a Registration Statement with the SEC pertaining thereto, informing such Holders of its intent to file such Registration Statement and of such Holders' rights to request the registration of the Registrable Securities of the Corresponding Class held by such Holders under this paragraph (b); provided, however, that the Company shall not be required to give this notice with respect to any registration in which no Holders of Registrable Securities will be entitled to participate; provided, further, however, that in order for Holders of Warrants to participate in a registration with respect to the sale of common stock of the Company in an initial public offering, they must furnish the Company with an undertaking to exercise all Warrants in respect of their Warrant Shares to be sold in the offering prior to the closing thereof. Upon the written request of any such Holder made within 10 days after any such notice is given (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof to the extent required to permit the disposition (in accordance with the intended methods of distribution thereof) of the Registrable Securities so requested to be registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Incidental Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Incidental Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Incidental Registration Statement or by the Securities Act, any state securities or blue sky laws, or any rules and regulations thereunder; provided, however, that Holders of Series A Preferred or Exchange Debt, as the case may be, shall not have the right to include such securities in an Incidental Registration Statement hereunder filed in connection with an offering of securities the proceeds of which will be used to redeem completely such securities; provided, further, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Incidental Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith), and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay registration of any Registrable Securities requested to be included in such Incidental Registration Statement for the same period as the delay in registering such other securities.

         The registration rights granted pursuant to the provisions of this paragraph (b) shall be in addition to the registration rights granted pursuant to the other provisions of this Section.

         (ii) Priority in Incidental Registrations. If a registration pursuant to this paragraph (b) involves an Underwritten Offering of the securities so being registered, whether or not for sale for the account of the Company, which securities are to be distributed (on a firm commitment basis) by or through one or more Underwriters of recognized standing under underwriting terms appropriate for such transaction, and the Underwriter or the managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder of Registrable Securities requesting registration) on or before the date 5 days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering without adversely affecting the distribution of the securities being offered, then the Company will include in such registration first, all the securities initially proposed to be sold pursuant to such registration statement, and second, the amount of other securities (including Registrable Securities) requested to be included in such registration that the Company is so advised can be sold in (or during the time of) such offering, allocated, if necessary, pro rata among the holders (including the Holders) thereof requesting such registration on the basis of the number, principal amount or liquidation preference, as the case may be, of the securities (including Registrable Securities) requested to be included by all such holders; provided, however, that in the event the Company will not, by virtue of this paragraph, include in any such registration all of the Registrable Securities of any Holder requested to be included in such registration, such Holder may, upon written notice to the Company given within 5 days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included.

         (c) Expenses. The Company agrees to pay all Registration Expenses in connection with each registration pursuant to this Section. Each Holder shall pay all discounts and commissions payable to underwriters, selling brokers, managers or other similar Persons related to the sale or disposition of such Holder's Registrable Securities pursuant to any such registration.

         (d) Effective Registration Statement; Suspension. A Registration Statement pursuant to this Section will not be deemed to have become effective (and the related registration will not be deemed to have been effected) unless it has been declared effective by the SEC prior to a request by the party requesting such registration to withdraw such Registration Statement (provided that if such request is made at a time when such Registration Statement would be promptly declared effective if a request to accelerate such effectiveness were made to the SEC, such Registration Statement will be deemed to have become effective (and the related registration will be deemed to have been effected); provided, however, that if, after it has been declared effective, the offering of any Registrable Securities pursuant to such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court (other than any such stop order or injunction issued as a result of the inclusion in such Registration Statement of any information supplied to the Company for inclusion therein by a Holder of Registrable Securities), such Registration Statement will be deemed not to have become effective.

         Any period during which the Company fails to keep any Required Registration Statement effective and usable for resale of Registrable Securities shall be referred to as a "Suspension Period." A Suspension Period shall commence on and include the date that the Company gives notice that any Required Registration Statement is no longer effective or usable for resale of Registrable Securities to and including the date when each Holder of Registrable Securities covered by such Required Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 4(j) or is advised in writing by the Company that the use of the Prospectus may be resumed. In the event of one or more Suspension Period, the 180-day time period referenced in paragraph (a) of this Section shall be extended by the number of days included in each such Suspension Period, and, in the event any Suspension Period occurs sooner than 30 days after the end of the previous Suspension Period or 30 days after the initial effectiveness of any Required Registration Statement, none of the days between such Suspension Periods or prior to such Suspension Period shall be included in computing such 180-day time period.

         (e) Selection of Underwriters. At any time or from time to time, the Majority Holders of each applicable Class of Registrable Securities covered by a Registration Statement may elect to have such Registrable Securities sold in an Underwritten Offering. In the event (x) such Majority Holders are DLJ Holders, DLJSC shall, if DLJSC agrees to such engagement and subject to the provisio to this clause (x), have the right to act as the sole Underwriter (or, at DLJSC's option, the managing Underwriter) of the offering of such Registrable Securities on terms customary for such type of underwriting (provided that if any of the

Holders of Registrable Securities covered by such Registration Statement are GS Holders, GS shall, if GS agrees to such engagement, have the right to act as co-exclusive or co- managing Underwriter, as the case may be, of the offering of such Registrable Securities), and (y) if such Majority Holders are GS Holders, GS shall, if GS agrees to such engagement and subject to the proviso to this clause (y), have the right to act as the sole Underwriter (or, at GS's option, the managing Underwriter) of the offering of such Registrable Securities on terms customary for such type of underwriting (provided that if any of the Holders of Registrable Securities covered by such Registration Statement are DLJ Holders, DLJSC shall, if DLJSC agrees to such engagement, have the right to act as co-exclusive or co-managing Underwriter, as the case may be, of the offering of such Registrable Securities), and (z) if such Majority Holders are neither DLJ Holders nor GS Holders, DLJSC and GS shall, in alternation, if DLJSC or GS, as the case may be, agrees to such engagement and subject to the proviso to this clause (z), have the right to act as the sole Underwriter (or, at DLJSC's or GS's, as the case may be, option, the managing Underwriter) of the offering of such Registrable Securities on terms customary for such type of underwriting (provided that if any of the Holders of Registrable Securities covered by such Registration Statement are DLJ Holders or GS Holders, DLJSC or GS, as the case may be, shall, if DLJSC or GS, as the case may be, agrees to such engagement, have the right to act as co-exclusive or co- managing Underwriter, as the case may be, of the offering of such Registrable Securities). If neither DLJSC nor GS agrees in writing to such engagement at the time the Majority Holders of such class of Registrable Securities elect to sell their Registrable Securities in an Underwritten Offering or at any time thereafter, the investment banker or investment bankers and manager or managers that will serve as Underwriter with respect to the offering of such Registrable Securities will be selected by the Majority Holders of such Class of Registrable Securities; provided that such investment bankers and managers must be reasonably satisfactory to the Company. No Holder may participate in any Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such Underwritten Offering.

         Notwithstanding the foregoing, however, nothing herein shall require any securities covered by a Registration Statement pursuant to Section 2(b) that are not held by a DLJ Holder or a GS Holder to be sold in an Underwritten Offering, or, in the event any such securities are sold in an Underwritten Offering, require that either DLJSC or GS act as Underwriter with respect thereto.

         (f) Market Making Prospectus. In addition to the other obligations of the Company pursuant to this Section, the Company agrees that at its expense (including the reasonable fees and expenses of counsel to DLJSC and GS), at the request of DLJSC or GS, the Company will, at the time of filing any other Registration Statement relating to any Class of Registrable Securities, whether hereunder or otherwise, (i) prepare a Registration Statement in connection with the market making activities of DLJSC or GS with respect to such Class of Registrable Securities containing such disclosures as may be required by the Securities Act and other applicable laws and such other disclosures as are customary and appropriate for such a document and (ii) file such Registration Statement and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act as soon as practicable thereafter, but in any event no later than such time as such other Registration Statement relating to any of such Class of Registrable Securities shall become effective, and to keep such Registration Statement in effect as long as is required in DLJSC's or GS's judgment to permit DLJSC or GS to engage in market making activities with respect to such Class of Registrable Securities, but in no event for more than eighteen months after such other Registration Statement shall become effective; provided, however, that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons, including the acquisition or divestiture of assets, so long as the Company as promptly as reasonably possible thereafter complies with the requirements of
Section 4(e)(iv) and 4(j).

         Section 3. HOLD-BACK AGREEMENTS.

         (a) Restrictions on Public Sale by Holder of Registrable Securities. Each Holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to Section 2 agrees, if the offering is an Underwritten Offering, that if requested by the Underwriter or managing Underwriter in such an Underwritten Offering, not to effect any public sale or distribution of securities of the Company of the same class or classes as the securities included in the Registration Statement during the 14-day period prior to, and during the 90-day period beginning on, the effective date of the Registration Statement (except pursuant to the Registration Statement).

         Each Holder of Registrable Securities agrees not to effect any public sale or distribution of any Registrable Securities that are in a Corresponding Class to any securities of the Company offered and sold by the Company, Bessemer, any DLJ Holder, any GS Holder or any other Qualifying Seller (as hereinafter defined) pursuant to an effective registration statement with respect to such securities or to an Underwritten Offering of such securities, during the 14-day period prior to, and during the 90-day period beginning on,
(1) the effective date of a registration statement with respect to such securities, or (2) the commencement of an Underwritten Offering of such securities, in each case, if requested by the Underwriter or managing Underwriter in such an Underwritten Offering, or by the holders of such securities (except pursuant to such registration statement). The Company agrees not to waive or modify in any respect detrimental to the Holders of Registrable Securities the corresponding commitment of Bessemer with respect to the forbearance of Bessemer and its Affiliates and successors from public sales and distributions of securities which are in a Corresponding Class with respect to Registrable Securities being registered pursuant to a Registration Statement.

         Notwithstanding anything to the contrary herein, the foregoing provisions shall not prohibit or impose any restrictions on any public sale or distribution of any Registrable Securities by Holders if such prohibition or restriction would, together with any other prohibition or restriction imposed hereunder on the public sale or distribution of any Registrable Securities by Holders, result in such Holders being prohibited or restricted from the public sale or distribution of any Registrable Securities for an aggregate period in excess of 180 days during any 12-month period.

         The foregoing provisions shall not apply to any Holder of Registrable Securities if such Holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such Holder shall, if requested by the Underwriter or managing Underwriter in an Underwritten Offering referred to in the previous paragraph, undertake not to effect any public sale or distribution of the Class of Registrable Securities being registered for a 90-day period commencing on the date of sale of such Class of Registrable Securities in such Underwritten Offering unless it has provided written notice of such sale or distribution to the Underwriter or managing Underwriter within 30 days after receipt of prior written notice from the Company or the Underwriter or managing Underwriter of such Underwritten Offering.

         (b) Restrictions on Public Sale by the Company and Others. The Company agrees (i) not to effect any public sale or distribution (other than public sales or distributions solely by and for the account of the Company of securities issued (x) pursuant to any employee benefit or similar plan or any dividend reinvestment plan or (y) in any acquisition by the Company) of any securities which are in a Corresponding Class with respect to those Registrable Securities being registered pursuant to a Registration Statement filed pursuant to paragraph (a) of Section 2, or any securities convertible into or exchangeable or exercisable for such securities, during the 14-day period prior to, and during the 90-day period beginning on, (1) the effective date of a Registration Statement, or (2) the commencement of an Underwritten Offering, in each case, if requested by the Underwriter or managing Underwriter in such an Underwritten Offering, or by the Holder of such Registrable Securities; and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any securities that are in a Corresponding Class to Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, during the periods described in (i) above, in each case including a sale pursuant to Rule 144 under the Securities Act (each holder who shall have entered into and continued to abide by such provision, a "Qualifying Seller").

         Section 4. REGISTRATION PROCEDURES.

         In connection with the obligations of the Company pursuant to Section 2, the Company shall use its reasonable best efforts to effect or cause to be effected the registration of the Registrable Securities under the Securities Act to permit the sale of such Registrable Securities by the Holders in accordance with their intended method or methods of distribution, and the Company shall:

         (a)(i) prepare and file a Registration Statement with the SEC, within the time period specified in paragraph (b) of Section 2 with respect to a Required Registration, which Registration Statement (x) shall be on a form selected by the Company for which the Company qualifies and shall be reasonably acceptable to counsel for the Holders, (y) shall be available for the sale or exchange of the Registrable Securities in accordance with the intended method or methods of distribution by the selling or exchanging Holders thereof, and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, (ii) use its reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2,
(iii) use its reasonable best efforts to prevent the happening of any event that would cause a Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of Registrable Securities during the period that such Registration Statement is required to be effective and usable; provided, however, that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons, including the acquisition or divestiture of assets, so long as the Company as promptly as reasonably possible thereafter complies with the requirements of Section 4(j), if applicable, and (iv) cause each Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement (x) to comply in all material respects with any requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

         (b) subject to paragraph (j) of this Section 4, prepare and file with the SEC such amendments and post- effective amendments to each such Registration Statement, as may be necessary to keep such Registration Statement effective for the applicable period; cause each such Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof, as set forth in such registration statement;

         (c) furnish to each Holder of Registrable Securities and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; the Company hereby consents to the use of the Prospectus, including each preliminary Prospectus, by each Holder of Registrable Securities and each Underwriter of an Underwritten Offering of Registrable Securities, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or the preliminary Prospectus;

         (d)(i) use its reasonable best efforts to register or qualify the Registrable Securities, no later than the time the applicable Registration Statement is declared effective by the SEC, under all applicable state securities or "blue sky" laws of such jurisdictions as each Underwriter, if any, or any Holder of Registrable Securities covered by a Registration Statement, shall reasonably request; (ii) keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such Underwriter, if any, and Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to register or qualify the Registrable Securities in any jurisdiction if registration or qualification in such jurisdiction would subject the Company to unreasonably burden or expense or, in the case of an Underwritten Offering, would unreasonably delay the commencement of such Underwritten Offering; and provided, further, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

         (e) notify each Holder of Registrable Securities promptly, and, if requested by such Holder, confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of a Registration Statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

         (f) furnish counsel for each such Underwriter, if any, and for the Holders of Registrable Securities copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

         (g) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible time;

         (h) upon request, furnish to the Underwriter or managing Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, at least one signed copy of each Registration Statement and any post- effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits; and furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post- effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

         (i) cooperate with the selling Holders of Registrable Securities and the Underwriter or managing Underwriter of an Underwritten Offering of Registrable Securities, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Holders or the Underwriter or managing Underwriter of an Underwritten Offering of Registrable Securities, if any, may reasonably request at least three business days prior to any sale of Registrable Securities;

         (j) upon the occurrence of any event contemplated by paragraph (e)(iv) of this Section, use its reasonable best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (k) enter into customary agreements (including, in the case of an Underwritten Offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities (provided that, in the event of any registration that is not part of an Underwritten Offering, no such agreement or action shall be required to be taken if unduly burdensome to the Company) and in connection therewith:

         (1) make such representations and warranties to the Holders of such Registrable Securities and the Underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

         (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing Underwriters, if any, and the holders of a majority of the number of shares or warrants, principal amount or liquidation preference, as the case may be, of the Registrable Securities being sold) addressed to each selling Holder and the Underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and Underwriters;

         (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders of Registrable Securities and the Underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings;

         (4) enter into a securities sales agreement with the Holders and DLJSC or GS, as the case may be, or such other representative as the Majority Holders of any class of Registrable Securities covered by any Registration Statement relating to the Registration and providing for, among other things, the appointment of DLJSC or GS, as the case may be, or such other representative as agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants;

         (5) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 5 with respect to all parties to be indemnified pursuant to said Section; and

         (6) deliver such customary documents and certificates as may be reasonably requested by the Majority Holders of any class of Registrable Securities being sold or by the managing Underwriters, if any.

The above shall be done (i) if customary, at the effectiveness of such Registration Statement (and each post- effective amendment thereto) in connection with any registration that is part of an Underwritten Offering, (ii) at the effectiveness of such Registration Statement (and each post-effective amendment thereto) in connection with any registration that is not part of an Underwritten Offering, and (iii) at each closing under any underwriting or similar agreement as and to the extent required thereunder;

         (l) make available for inspection by representatives of the Holders of the Registrable Securities and any Underwriters participating in any disposition pursuant to a Registration Statement and any counsel or accountant retained by such Holders or Underwriters, all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, counsel or accountant in connection with a Registration Statement; provided, however, that such records, documents or information which the Company determines, in good faith, to be confidential and notifies such representatives, Underwriters, counsel or accountants in writing are confidential, shall not be disclosed by the representatives, Underwriters, counsel or accountants unless
(i) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (ii) such records, documents or information have previously been generally made available to the public;

         (m)(i) within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Holders of Registrable Securities, to DLJSC or GS or both, as the case may be, and to counsel to such Holders and to the Underwriter or Underwriters of an Underwritten Offering of Registrable Securities, if any; make such reasonable changes in any such document prior to or after the filing thereof as DLJSC or GS or both, as the case may be, or the counsel to the Holders or the Underwriter or the Underwriters may request and not file any such document in a form to which the Majority Holders of any class of Registrable Securities being registered or DLJSC or GS or both, as the case may be, or any Underwriter shall reasonably object; and make such of the representatives of the Company as shall be reasonably requested by the Holders of Registrable Securities being registered or DLJSC or GS or both, as the case may be, or any Underwriter available for discussion of such document;

         (ii) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a Prospectus, provide copies of such document to counsel for the Holders; make such reasonable changes in such document prior to or after the filing thereof as counsel for such Holders, DLJSC, GS, or such Underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

         (n) use its reasonable best efforts to cause all Registrable Securities of any Class to be listed on any securities exchange on which securities of the Corresponding Class issued by the Company are then listed if so requested by the Majority Holders of such Class of Registrable Securities covered by a Registration Statement, or if so requested by the Underwriter or Underwriters of an Underwritten Offering or Registrable Securities, if any;

         (o) use its reasonable best efforts to cause all Registrable Securities of any Class (other than Warrants or Common Shares) to be rated with the appropriate rating agencies, if so requested by the Majority Holders of such class of Registrable Securities covered by a Registration Statement, or if so requested by the Underwriter or Underwriters of an Underwritten Offering which includes only Registrable Securities, if any; provided, however, that any fees or charges of such rating agencies shall be paid by the Holders of the Registrable Securities included in the relevant Registration Statement;

         (p) provide a CUSIP number for all Registrable Securities, not later than the effective date of a Registration Statement;

         (q) if any Exchange Debt is being registered, cause the indenture for the Exchange Debt to be qualified under the Trust Indenture Act, in connection with the registration of such Exchange Debt; cooperate with the trustee under such indenture and the holders of the Exchange Debt to effect such changes to the indenture as may be required for the indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use its best efforts to cause the trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner;

         (r) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

         (s) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any Underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

         Each selling Holder of Registrable Securities as to which any registration is being effected pursuant to this Agreement agrees, as a condition to the registration obligations with respect to such Holder provided herein, to furnish to the Company such information regarding such Holder, the ownership of Registrable Securities by such Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

         Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (e)(iv) of this Section, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the affected Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus, contemplated by paragraph (j) of this Section, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company), all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities which was current at the time of receipt of such notice.

         Section 5. INDEMNIFICATION; CONTRIBUTION.

         (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Person who participates as an underwriter (any such Person being an "Underwriter"), each Holder and their respective partners, directors, officers and employees and each Person, if any, who controls any Holder or Underwriter within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act as follows:

         (i) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

        (ii) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any other claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

       (iii) against any and all reasonable expense whatsoever, as incurred (including, subject to the provisions of subsection (c), fees and disbursements of counsel), incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not such Person is a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under sub-paragraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any Holder or Underwriter with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission (A) made in reliance upon and in conformity with written information furnished to the Company by such Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) or (B) if such untrue statement or omission or alleged untrue statement or omission was corrected in an amended or supplemented Registration Statement or Prospectus and the Company had furnished copies thereof to the underwriter or selling Holder from which the Person asserting such loss, liability, claim, damage, judgment or expense purchased the securities that are the subject thereof prior to the date of sale by such underwriter or selling Holder to such Person.

         (b) Indemnification by Holders, Underwriters, Etc. (i) Each selling Holder severally agrees to indemnify and hold harmless the Company, each

Underwriter and the other selling Holders, and each of their respective partners, directors, officers and employees (including each officer of the Company who signed the Registration Statement), and each Person, if any, who controls the Company, any Underwriter or any other selling Holder within the meaning of Section 15 of the Securities Act, against any and all losses, liabilities, claims, damages, judgments and expenses described in the indemnity contained in paragraph (a) of this Section (provided that any settlement of the type described therein is effected with the written consent of such selling Holder), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statement or omissions, made in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that an indemnifying Holder shall not be required to provide indemnification in any amount in excess of the amount by which (A) the total price at which the Registrable Securities sold by such indemnifying Holder and its affiliated indemnifying Holders and distributed to the public were offered to the public exceeds (B) the amount of any damages which such indemnifying Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Company shall be entitled to receive indemnification and contribution from or on behalf of underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or registration statement.

         (c) Conduct of Indemnification Proceedings. Each indemnified party or parties shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party or parties shall not relieve it or them from any liability which it or they may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. If the indemnifying party or parties so elects within a reasonable time after receipt of such notice, the indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party's or parties' expense with counsel chosen by the indemnifying party or parties and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party or parties reasonably determine that a conflict of interest exists and that therefore it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the indemnifying party, then the indemnifying party or parties shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to separate counsel (limited in each jurisdiction to one counsel for all Underwriters and another counsel for all other indemnified parties under this Agreement) at the indemnifying party's or parties' expense. If an indemnifying party or parties is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties (limited in each jurisdiction to one counsel for all Underwriters and another counsel for all other indemnified parties under this Agreement). In such event, however, no indemnifying party or parties will be liable for any settlement effected without the written consent of such indemnifying party or parties; provided, however, that if at any time an indemnified party or parties shall have requested an indemnifying party or parties to reimburse the indemnified party or parties for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party or parties shall be liable for any settlement of any proceeding effected without the written consent of such indemnifying party or parties if (i) such settlement is entered into more than 15 business days after receipt by such indemnifying party or parties of the aforesaid request accompanied by supporting documents reasonably satisfactory to the indemnifying party or parties and (ii) such indemnifying party or parties shall not have reimbursed the indemnified party or parties in accordance with such request prior to the date of such settlement. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party or parties shall not, except as otherwise provided in this subsection (c), be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

         (d) Contribution. (i) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any losses, liabilities, claims, damages, judgments and expenses suffered by an indemnified party referred to therein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, judgments and expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the liable selling Holders (including, in each case, that of their respective officers, directors, employees and agents) on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the liable selling Holders (including, in each case, that of their respective officers, directors, employees and agents) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the selling Holders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, claims, damages, judgments and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         (ii) The Company and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this paragraph

(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in sub-paragraph (i) above. Notwithstanding the provisions of this paragraph (d), in the case of distributions to the public, an indemnifying Holder shall not be required to contribute any amount in excess of the amount by which (A) the total price at which the Registrable Securities sold by such indemnifying Holder and its affiliated indemnifying Holders and distributed to the public were offered to the public exceeds (B) the amount of any damages which such indemnifying Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (iii) For purposes of this Section, each Person, if any, who controls a Holder or an Underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Holder or Underwriter; and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Company.

         Section 6. MISCELLANEOUS.

         (a) No Inconsistent Agreements. The Company has not entered into nor will the Company on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. On or prior to the date hereof, the Company has not entered into any other agreement, except for an agreement with Bessemer and members of the BCP Group (as such term is defined in the Stockholders Agreement (as such term is defined in the Subscription Agreement)) and an agreement with the Management Investors made pursuant to the Management Agreements, with respect to its securities granting any registration rights to any Person, and the Company has not entered into, except for an agreement with the Management Investors made pursuant to the Management Agreements (none of which in any event provide for piggy-back registration of securities other than securities of Corresponding Class), and will not on or after the date of this Agreement enter into any, or modify in any manner adverse to the Holders any existing, agreement with any Person granting any piggy-back registration rights with respect to any Registration Statement required to be filed or maintained hereunder; provided, however, that nothing in this sentence shall prohibit the Company from granting registration rights to any Person (including granting piggy-back registration rights with respect to any Registration Statement required to be filed or maintained hereunder) if, any only if, any registration pursuant to such registration rights permits the Holders of Registrable Securities of a Corresponding Class to participate in any such registration on the terms set forth in Section 2(b) and such piggy-back registration rights with respect to any registration required to be effected pursuant hereto relate only to securities of a Corresponding Class to those actually registered in any such registration hereunder, and contain priority in registration provisions no more favorable to the beneficiaries of such piggy-back registration rights who may participate in any registration initiated pursuant to Section 2(a) or in any registration initiated pursuant to Section 2(b) in which Holders may participate than those contained in Section 2(b)(ii) with respect to Holders of Registrable Securities participating in any registration not initiated pursuant to this Agreement. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

         (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of (w) the Majority Holders of each Class of Registrable Securities affected thereby then outstanding, (x) in the event that the DLJ Trigger has not yet occurred or the DLJ Holders own Warrants and Common Shares amounting to (taking into account all Warrant Shares issuable upon exercise of all Warrants held by the DLJ Holders) at least 5% of the Common Shares outstanding immediately following the Acquisition, of the DLJ Holders, (y) in the event that the GS Trigger has not yet occurred, or the GS Holders own Warrants and Common Shares amounting to

(taking into account all Warrant Shares issuable upon exercise of all Warrants held by the GS Holders) at least 5% of the Common Shares outstanding immediately following the Acquisition, of the GS Holders, and, (z) in case of amendments, modifications, supplements, waivers or consents relating to or affecting the provisions of Sections 2(e), 2(f), 4(k), 4(m) or this sentence or otherwise adversely affecting the rights of DLJSC or GS set forth herein, of DLJSC or GS, as the case may be; provided, however, that nothing herein shall prohibit any amendment, modification, supplement or waiver the effect of which is limited only to those Holders who have agreed to such amendment, modification, supplement or waiver.

         (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first class mail, telex, telecopier, or any courier guaranteeing overnight delivery
(i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this paragraph (c), which address initially is, with respect to each Holder as of the date hereof, the address set forth next to such Holder's name on the signature pages of the Subscription Agreement, and with respect to each Holder who becomes such after the date hereof, the address of such Holder in the stock or warrant records of the Company, and, in the case of any DLJ Holder, with a copy to Wachtell, Lipton, Rosen & Katz, 299 Park Avenue, New York, New York 10171,
Attention: Daniel A. Neff, Esq., and, in the case of any GS Holder, with a copy to Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, Attention: Stuart Z. Katz, Esq. or (ii) if to the Company initially at Bessemer Securities Corporation, 630 Fifth Avenue, New York, New York 10111,
Attention: Robert D. Lindsay, and thereafter at such other address, notice of which is given in accordance with the provisions of this paragraph (c), with a copy to Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, 47th Floor, New York, New York 10019, Attention: Alan C. Stephenson, Esq.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; four Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to a courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the trustee, if any, under the indenture for the Exchange Debt, at the address specified in such indenture.

         (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities except in accordance with the terms of the Subscription Agreement. If any successor, assignee or transferee of any Holder shall acquire Registrable Securities in any manner whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and, if such acquisition was effected in accordance with the terms and provisions of the Subscription Agreement, such person shall be entitled to receive the benefits hereof.

         (e) Recapitalizations, Exchanges, Etc., Affecting Registrable Securities. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to any Class of Registrable Securities, to any and all securities or capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of such Class of Registrable Securities, by reason of any dividend, split, issuance, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any of such events, amounts hereunder shall be appropriately adjusted if necessary.

         (f) Third Party Beneficiary. DLJSC and GS shall be intended third party beneficiaries to the agreements made hereunder between the Company and the Holders and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

         (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.

         (h) Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole (including the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified;
(4) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

         (i) Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         (j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF).

         (k) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction. Any remedy under this paragraph (j) is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

         (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, premises, warranties or undertakings, other than those set forth, or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities sold, directly or indirectly, pursuant to the Subscription Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                               B E ACQUISITION CORPORATION



                               By: /s/ Robert D. Lindsay
                                  ---------------------------------------------
                                  Name:
                                  Title:


                               DLJ MERCHANT BANKING FUNDING, INC.



                               By: /s/ Charles J. Hendrickson
                                  ---------------------------------------------
                                  Name:  Charles J. Hendrickson
                                  Title:  Director and Treasurer


                               DLJ MERCHANT BANKING PARTNERS, L.P.

                                 by DLJ MERCHANT BANKING, INC.
                                    its managing general partner



                                 By: /s/ Gary B. Appel
                                    -------------------------------------------
                                    Name:  Gary B. Appel
                                    Title:  Managing Director


                               DLJ INTERNATIONAL PARTNERS, C.V.

                                 by DLJ OFFSHORE MANAGEMENT, N.V.,
                                    its resident general partner

                                    by PIERSON TRUST (CURACAO) N.V.,
                                       its managing director



                                    By: /s/ Vivian-V, Ersilia/Karel Ph. Romer
                                       ----------------------------------------
                                       Name: Vivian-V, Ersilia/Karel Ph. Romer
                                       Title: Attorneys-in-fact

                               GS CAPITAL PARTNERS, L.P

                                 by GS ADVISORS, L.P.,
                                    its general partner

                                    by GS ADVISORS, Inc.,
                                       its general partner


                                       By: /s/ Richard H. Friedman
                                          -------------------------------------
                                          Name:  Richard H. Friedman
                                          Title: President


                               STONE STREET FUND 1992, L.P.

                                 by STONE STREET PERFORMANCE CORP.,
                                    its managing general partner



                                    By: /s/ C.H. Skodinski
                                       ----------------------------------------
                                       Name:  C.H. Skodinski
                                       Title: Vice President


                               BRIDGE STREET FUND 1992, L.P.

                                 by STONE STREET PERFORMANCE CORP.,
                                    its general partner



                                    By: /s/ C.H. Skodinski
                                       ----------------------------------------
                                       Name:  C.H. Skodinski
                                       Title: Vice President

                               CHEMICAL EQUITY ASSOCIATES,
                               A CALIFORNIA LIMITED PARTNERSHIP

                                    by CHEMICAL VENTURE PARTNERS,
                                       its general partner


                                        By: /s/ Arnold L. Chaukin
                                           ------------------------------------
                                           Name: Arnold L. Chaukin
                                           Title: General Partner

                   AMENDMENT NO. 1 dated as of June 5, 1995, to
          REGISTRATION RIGHTS AGREEMENT dated as of October 9, 1992, among BCP/ESSEX HOLDINGS, INC. (as successor by merger to B E Acquisition Corporation) ("Holdings") and the Persons (other than Holdings) listed on the signature pages hereof (the "Investors").

          Holdings and the Investors are parties to a Registration Rights Agreement dated as of October 9, 1992, (the "Registration Rights Agreement"). Holdings and the Investors wish to amend a provision of the Registration Rights Agreement upon the terms and subject to the conditions set forth herein.

          In consideration of the premises and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

          Section 1. Definitions. Capitalized terms used but not defined herein have the meanings assigned to them in the Registration Rights Agreement.

          Section 2. Amendment to Section 1(a) of the Registration Rights Agreement. Section 1(a) of the Registration Rights Agreement is hereby amended by amending the definition of "Registrable Securities" in its entirety to read as follows:

          '"Registrable Securities" shall mean the Warrants and the Common Shares (but shall not include any Warrant or any Common Share, (i) which has been effectively registered under the Securities Act and disposed of in accordance with a Registration Statement covering such security or (ii) which has been distributed to the public pursuant to Rule 144 under the Securities Act, and, in each such case, the certificate or other evidence of ownership of which does not and is not required to bear any legend previously required by the Subscription Agreement, or any other legend of similar import and is not subject to any stop transfer order).'

          Section 3. Counterparts. This Amendment No. 1 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 4. Headings, etc. The headings of the various Sections of this Amendment No. 1 are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

          Section 5. Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AGREEMENT, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

          Section 6. Severability. Any provision of this Amendment No. 1 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed on the date first written above.


                                       BCP/ESSEX HOLDINGS, INC.


                                        by /s/ David A. Owen
                                           Name:  David A. Owen
                                           Title:  Vice President, Treasurer and
                                                   Chief Financial Officer
                                                   (Principal Financial Officer)

                                       Investors:

                                       GS CAPITAL PARTNERS, L.P.,

                                        by GS ADVISORS, L.P., its
                                           general partner,

                                        by GS ADVISORS, INC., A its
                                           general partner,


                                        by /s/ Richard A. Friedman
                                           Name:  Richard A. Friedman
                                           Title:  President

                                       STONE STREET FUND 1992, L.P.

                                        by STONE STREET PERFORMANCE CORP.,
                                           its general partner


                                        by /s/ C.H. Skodinski
                                           Name:  C.H. Skodinski
                                           Title:  Vice President


                                       BRIDGE STREET FUND 1992, L.P.

                                        by STONE STREET PERFORMANCE CORP.,
                                           its managing general partner


                                        by /s/ C.H. Skodinski
                                           Name:  C.H. Skodinski
                                           Title:  Vice President


                                       DLJ MERCHANT BANKING FUNDING, INC.


                                        by /s/ Thomas E. Siegler
                                           Name:  Thomas E. Siegler
                                           Title:  Secretary


                                       DLJ FIRST ESC L.L.C.,

                                        by DLJ LBO Plans Management Corporation,


                                        by /s/ Thomas E. Siegler
                                           Name:  Thomas E. Siegler
                                           Title:  Vice President and Secretary

                                        DLJ INTERNATIONAL PARTNERS, C.V.

                                         by DLJ MERCHANT BANKING, INC., its
                                            advisory general partner


                                         by /s/ Thomas E. Siegler
                                            Name:  Thomas E. Siegler
                                            Title:  Secretary and Treasurer


                                        DLJ MERCHANT BANKING PARTNERS, L.P.

                                         by DLJ MERCHANT BANKING,
                                            INC., its managing general partner

                                         by /s/ Thomas E. Siegler
                                            Name:  Thomas E. Siegler
                                            Title:  Secretary and Treasurer


                                        CHEMICAL EQUITY ASSOCIATES, A
                                        CALIFORNIA LIMITED PARTNERSHIP

                                         by CHEMICAL VENTURE PARTNERS,
                                            its general partner


                                         by /s/ Bruce J. Reed
                                            Name:
                                            Title:


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